  As filed with the Securities and Exchange Commission on September 9, 1997

                 Registration Statement No. 33-
                                               ------------

===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                     ----------------------------------

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ----------------------------------

                         D.I.Y. HOME WAREHOUSE, INC.
           (Exact name of registrant as specified in its charter)


     OHIO                                                        38-2560752

    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

                               5811 CANAL ROAD
                                  SUITE 180
                           VALLEY VIEW, OHIO 44125
                               (216) 328-5100

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     ----------------------------------

          D.I.Y. HOME WAREHOUSE, INC. 1993 LONG TERM INCENTIVE PLAN
                          (Full title of the plan)

                     ----------------------------------

                         STEPHEN G. SCHAFER, ESQUIRE
                         Jaffe, Raitt, Heuer & Weiss
                          Professional Corporation
                       One Woodward Avenue, Suite 2400
                          Detroit, Michigan  48226
                               (313) 961-8380

          (Name, address, including zip code, and telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE


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
Title of Securities     Amount to be                 Proposed Maximum              Proposed Maximum             Amount of
 to be Registered        Registered             Offering Price Per Share(1]     Aggregate Offering Price     Registration Fee

Common Stock, no par     500,000                      108,000 @ $3.56                  $1,707,480                  $517
value                                                 392,000 @ $3.375

================================================================================================================================




(1) The offering price and the registration fee have been calculated pursuant to Rule 457(h) based on the average of the high and low trading prices as reported on the Nasdaq NMS on September 4, 1997 for options yet to be granted, and on the actual option prices for options already granted.

There are also registered hereunder any additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 1993 Plan.

     This registration statement is being filed for the purpose of registering additional securities to be offered under the D.I.Y. Home Warehouse, Inc. 1993 Long Term Incentive Plan. In accordance with Instruction E to Form S-8, the contents of Registration Statement No. 33-68608, filed with the Commission on September 10, 1993, are incorporated by reference into this registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley View, State of Ohio, on the 20th day of August, 1997.

                                     D.I.Y. HOME WAREHOUSE, INC.

                                     By:/s/Fred A. Erb
                                        ----------------------------------
                                        Fred A. Erb,
                                        Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.


Dated:  August 20, 1997                 /s/Fred A. Erb
                                        ---------------------------------------
                                        Fred A. Erb, Chairman of the Board of
                                        Directors

Dated:  August 20, 1997
                                        /s/Clifford L. Reynolds
                                        ---------------------------------------
                                        Clifford L. Reynolds, Director and
                                        President (principal executive officer)
Dated:  August 20, 1997

                                        /s/R. Scott Eynon
                                        ---------------------------------------
                                        R. Scott Eynon, Vice President-
                                        Operations and Director


Dated:  August 20, 1997                 /s/Dennis C. Hoff
                                        ---------------------------------------
                                        Dennis C. Hoff, Vice President-General
                                        Merchandising Manager and Director

Dated:  August 20, 1997                 /s/John M. Erb
                                        ---------------------------------------
                                        John M. Erb, Secretary and Director

Dated:  August 20, 1997                 /s/Marilyn A. Eisele
                                        ---------------------------------------
                                        Marilyn A. Eisele, Vice President-
                                        Administration & Finance and Chief
                                        Financial Officer (principal accounting
                                        and financial officer)


Dated:  August 20, 1997                 /s/Gregory K. Jones
                                        ---------------------------------------
                                        Gregory K. Jones

Dated:  August 20, 1997                 /s/John Augustus Shields
                                        ---------------------------------------
                                        John Augustus Shields

Dated:  August 20, 1997                 /s/ Mark A. Timmerman
                                        ---------------------------------------
                                        Mark A. Timmerman

                         D.I.Y. HOME WAREHOUSE, INC.

                                EXHIBIT INDEX
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



Exhibit                                      Filed      Page Number
 No.             Description                Herewith       Herein

===========================================================================



5.0       Opinion of Jaffe, Raitt, Heuer       X
          & Weiss, Professional
          Corporation, regarding legality
          of the Common Stock

23.1      Consent of Jaffe, Raitt, Heuer       X        See Exhibit 5.0
          & Weiss, Professional
          Corporation

23.2      Consent of Coopers &                 X        See Exhibit 23.1
          Lybrand L.L.P.

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